UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the

Securities Exchange Act of 1934

April 1, 2004

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Date of Report (date of earliest event reported)

REDDI BRAKE SUPPLY CORPORATION

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Exact name of registrant as specified in its charter

Nevada                                         000-19620                                      84-1152135

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State of Incorporation                  Commission File Number                   IRS Employer

1175 East 400 South, Suite 900, Salt Lake City, Utah 84111

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    Address of Principle Executive Office, Including Zip Code

(801) 269-8535

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Registrant’s Telephone Number, Including Area Code

Item 1.

Changes in Control of Registrant

On April 1, 2004, pursuant to unanimous consent in lieu of a special meeting of the Board of Directors it was determined that in the best interest of the Company additional board members be appointed. The Board of Directors appointed Mr. Michael J. Zwebner, Mr. Ronald S. Friend and Mr. Paul Holm as directors of the Company. Subsequent to the appointment of the board, Mr. Michael J. Zwebner was appointed President and Mr. Ronald S. Friend was appointed Secretary/Treasurer of the Company.

Effective April 1, 2004, the majority shareholder of the Registrant (“Reddi Brake Supply Corporation”) executed an agreement whereby the Shareholder, Capital Holdings LLC, a Limited Liability Company organized under the laws of Utah, owned and controlled by John Chymboryk and Kip Eardley, agreed to sell a certificate representing 1,000,000 of Class C Convertible Preferred Shares, $.0001 par value with the voting rights to an additional certificate for 1,000,000 shares of Class C Convertible Preferred Stock, $.0001 par value of the Registrant to Port Universal Corporation, a BVI Corporation in exchange for $350,000. This payment was fully paid and made in cash. The effective sale date was April 1, 2004, and the shares with the voting rights acquired by Port Universal Corporation constitute 99.8 % of the total issued and outstanding shares of the Registrant’s common stock.

Item 6.

Resignations of Registrant’s Directors.

On April 1, 2004, Mr. John Chymboryk and Mr. Kip Eardley both voluntarily resigned as officers and directors from the Company without dispute or disagreement as to the business, accounting, financial and regulatory matters of the Company.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused the Current Report on Form 8-K to be signed on its behalf by the undersigned, hereunto duly authorized.

By: /s/ Michael J. Zwebner

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Michael J. Zwebner

President

Date:  April 16, 2004